Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.  333-221129) of Huazhu Group Limited of our report dated April 30, 2020 relating to the financial statements of Steigenberger Hotels AG, which appears in Huazhu Group Limited’s current report on Form 6-K dated May 1, 2020.

Frankfurt, Germany

September 9, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/Thomas Heck	/s/Sonia Nixdorf
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)